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                                                                   EXHIBIT 10.18




                           BLOCKED ACCOUNT AGREEMENT

         This BLOCKED ACCOUNT AGREEMENT ("Agreement") is entered into as of November 12, 1997 and entered into by and between FWT, INC., a Texas corporation ("PLEDGOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined), and BANK ONE TEXAS, NA, as the account bank ("BANK").

                             PRELIMINARY STATEMENTS

         A. Agent and certain financial institutions acting as Lenders ("LENDERS") have entered into that certain Credit Agreement, dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Pledgor, wherein Pledgor has granted the Lenders a security interest in its present and future accounts receivable, and all proceeds thereof and Pledgor has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to the Agent;

         B. Pledgor has granted to Agent a security interest in the funds deposited in the Account (as defined below);

         C. Agent has agreed to maintain with Bank deposit account number 1561678150 in its name (the "ACCOUNT") in which Pledgor shall deposit cash, checks, drafts or other orders for payment of money;

         D. Pledgor, Agent and Bank are entering into this Agreement to provide for the disposition of net proceeds of cash, checks, drafts and other orders for the payment of money deposited by Pledgor into the Account.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Pledgor, Agent and Bank agree as follows:

         1.      Agent hereby authorizes Bank and Bank hereby agrees:

                 (a) to charge the Account for all returned checks associated with this Agreement;

                 (b) to follow its usual procedures in the event the Account or any check, draft or other order for payment of money should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process;





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                 (c)      to supply any necessary endorsements and to deposit
any and all monies and instruments received by Bank in the Account when received, whether in the form of checks, wire transfers or otherwise; and

                 (d) to transfer pursuant to Agent's instructions any collected and available balances in the Account each Business Day by wire transfer to the following account:

         Bank Name:               Bankers Trust Company
         Location:                New York, New York
         ABA Routing No.:         021001033
         To Credit:               BT Commercial Corporation - L.A.
         Credit Account No.:      00103253
         Attention:               B. Baliga
         Re:                      FWT, Inc.

         Agent will give Bank sufficient advance written notice of any change in the instructions for Bank to act upon such changes. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. "Business Day" means each Monday through Friday, excluding Bank holidays.

         2.      (a)      If the balances in the Account are not sufficient to
pay Bank for any returned check, draft or other order for the payment of money, Bank can make a demand for such deficiency upon Agent in writing, no longer than 30 days from the date of the returned item and Agent, and Agent, on behalf of itself and Lenders, agrees to promptly reimburse Bank for the amount of the deficiency. If Agent makes any payments pursuant to this Section 2(a), Pledgor will promptly reimburse Agent for such payment.

                 (b) Pledgor agrees to pay Bank on demand (i) the amount for any fees or charges due Bank under this Agreement, and (ii) all expenses for the maintenance of the Account, and Bank agrees that such fees, charges or expenses under this Section 2(b) are the responsibility of Pledgor and will not deduct such amounts from funds in the Account or seek payment from Agent, except for returned check charges pursuant to Section 1(a), above.

                 (c) Pledgor hereby authorizes Bank, without prior notice, from time to time to debit any account Pledgor may have with Bank for the amount or amounts due Bank under subsection 2(a) or 2(b).

                 (d) Bank agrees it shall not offset against the Account, except as permitted under this Agreement, until it has been advised in writing by Pledgor and Agent that all of Pledgor's obligations, which are secured by the Account and all funds deposited in the Account, are paid in full. Agent shall notify Bank promptly in writing upon payment in full of Pledgor's obligations and this Agreement shall





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automatically terminate upon receipt of such notice. Bank further agrees that the Account and the funds deposited in such Account shall not be subject to any banker's lien, deductions or any other right in favor of any person (including
Bank) other than Agent, except as expressly provided for herein with respect to Bank.

         3.      Termination of this Agreement shall be as follows:

                 (a) Bank may terminate this Agreement upon 45 days' prior written notice to Pledgor and Agent. Agent may terminate this Agreement at any time which termination shall be effective upon receipt of written notice by the Bank and by Pledgor. Pledgor may not terminate this Agreement except with the written consent of Agent and upon 45 days' prior written notice to Bank and Agent.

                 (b) Notwithstanding subsection 3(a), Bank may terminate this Agreement at any time by written notice to Pledgor and Agent if (i) either Pledgor or Agent breaches any of the terms of this Agreement, any other agreement with Bank or any agreement involving the borrowing of money or the extension of credit; (ii) either Pledgor or Agent terminates its business, fails generally or admits in writing its inability to pay its debts as they become due; any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar proceeding is instituted with respect to either Pledgor or Agent; either Pledgor or Agent makes any assignment for the benefit of creditors or enters into any composition with creditors or takes any action in furtherance of any of the foregoing; or (iii) any material adverse change occurs in either Pledgor's or Agent's financial condition, results of operations or ability to perform its obligations under this Agreement. Pledgor and Agent shall each promptly give written notice to Bank of the occurrence of any of the foregoing events as it applies to it.

         4.      (a)      Bank will not be liable to Pledgor or Agent for any
expense, claim, loss, damage or cost ("DAMAGES") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence, subject to the limits in the next succeeding sentence. Bank's liability is limited to direct money Damages actually incurred in an amount not exceeding the compensation for the service during the month in which such acts or omissions occurred.

                 (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

                 (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications





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or transmission facilities, equipment failure, or act, negligence or default of
Pledgor or Agent or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority

         5. Pledgor hereby agrees to indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys' fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement or the Account. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Pledgor's obligations under this section shall survive termination of this Agreement.

         6.      (a)      Pledgor and Agent each represent and warrant to Bank
that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, bylaws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

                 (b) Pledgor and Agent each agrees that it shall be deemed to make and renew each representation and warranty in subsection 6(a) on and as of each day on which it uses the service.

         7. Pledgor represents and warrants that it has not assigned or granted a security interest in the Account or any funds now or hereafter deposited in the Account, except to Agent.

         8.      Pledgor agrees that:

                 (a) Agent shall have exclusive interest in and control of the Account, and all items and funds received by, and held in the Account shall be the sole and exclusive property of Agent for the benefit of itself and the Lenders;

                 (b) It cannot, and will not, withdraw any monies from the Account until such time as Agent advises Bank in writing that Agent no longer claims any interest in the Account and the monies deposited and to be deposited in the Account; and





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                 (c)      Except to the extent permitted under the Credit
Agreement, it will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Agent's security interest referred to herein.

         9. Agent acknowledges and agrees that Bank has the right to charge the Account from time to time, as set forth in this Agreement and the Account agreement, as said agreements are amended from time to time, and that Agent has no right to the sum so withdrawn by Bank.

         10. In addition to the original statement which will be provided to Pledgor, Bank will provide Agent with a duplicate statement and such other account information reasonably requested by Agent. Pledgor authorizes Bank to provide any account information requested by Agent.

         11. Pledgor agrees to pay to Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (including reasonable allocated costs for in-house legal services) incurred by Bank in connection with the preparation of this Agreement, the administration (including any amendments), and enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights hereunder in a case arising under Title 11, United States Code.

         12. Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code filed by or against Pledgor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Pledgor, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and neither Pledgor nor Agent shall assert any claim against Bank for so doing.

         13. This Agreement may be amended only by a writing signed by Pledgor, Agent and Bank; except that Bank's charges are subject to change by Bank upon 60 days' prior written notice to Pledgor and Agent.

         14. This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

         15. Any written notice or other written communication to be given to each party under this Agreement shall be addressed to the person at the address set forth on the signature page of this Agreement or to such other person or address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.





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         16.     This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

         17. Neither Pledgor nor Agent may assign any of its rights under this Agreement without the prior written consent of Bank.

         18. This Agreement shall be interpreted in accordance with the laws of New York, without giving effect to the conflicts of law principles thereof.

                  (Remainder of page intentionally left blank]





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


FWT, INC.

                                               Address for notices:
By: /s/ [ILLEGIBLE]                            FWT, Inc.
    -------------------------------            1901 East Loop 820 South
Name: [ILLEGIBLE                               Fort Worth, TX 76112
      -----------------------------
Title: CEO                                     Attn: Chief Executive Officer
       ----------------------------


BT COMMERCIAL CORPORATION

                                               Address for notices:
By: /s/ ALBERT SUN                             BT Commercial Corporation
    -------------------------------            14 Wall Street, 3rd Floor
Name: Albert Sun                               Mail Stop #4032
      -----------------------------            New York, NY 90071
Title: Vice President
       ----------------------------            Attention: Bhartai Baliga


BANK ONE TEXAS, NA

                                               Address for notices:
By: /s/ DAVID E. WILLIAMS                      Bank One Texas, NA
    -------------------------------            P.O. Box 2050
Name: David E. Williams                        Fort Worth, TX 76113
      -----------------------------
Title: Vice President                          Attention: David Williams
       ----------------------------





                                      S-1            (Blocked Account Agreement)